SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On August 8, 2007, the United States Cellular Corporation (“U.S. Cellular”) 2007 Executive Officer Annual Incentive Plan Effective January 1, 2007 (“Executive Incentive Plan”) was approved by U.S. Cellular’s Chairman, who does not participate in such incentive plan.

The purposes of the Executive Incentive Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular’s executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Incentive Plan are executive vice presidents and senior vice presidents of U.S. Cellular. Each participant’s target incentive is expressed as a percentage of base salary.

The Executive Incentive Plan and other officer bonus plans of U.S. Cellular are discretionary in nature and are based, in part, on company performance, individual performance, and individual bonus targets, which contribute to the formation and size of an aggregate bonus pool for all U.S. Cellular officers.

This officer bonus pool is determined by taking each officer’s target annual bonus payout (calculated as a percentage of the officer’s annual base salary) multiplied by the company / regional performance percentage attainment number achieved under the applicable officer bonus plan.  The President and CEO will consider the performance factors (see below) and any other information he deems relevant in determining the amount available under the bonus pool.  This pool is not earned, nor are payouts vested until the bonus payout date.

The President and CEO determines the actual payout that each officer will receive and is not bound to adhere to any guideline.  However, the sum of all participants’ actual awards cannot deviate from the officer bonus pool by + /- 18% for 2007.  The Chairman must approve all officer bonuses prior to payout.

The following performance measures, using weights and definitions as approved by the Chairman, will be considered in evaluating the achievements of the officer team for the purposes of this plan:  Customer Addition Equivalents; Customer Defections; Consolidated Revenue; Improvement on Return of Capital; and Consolidated Cash Flow.

The foregoing description of the Executive Incentive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete Executive Incentive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

There is no written bonus plan for the President and CEO. The bonus of the U.S. Cellular President and CEO is determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies.  These companies include the peer companies included in the “Stock Performance Graph” in U.S. Cellular’s annual report to shareholders.  Other telecommunications companies that are considered include Verizon Wireless, AT&T’s wireless business and T-Mobile.  No written or formal list of specific companies is prepared.  Instead, the Chairman is provided with information about executive compensation at these other companies by the Vice President of Human Resources of Telephone and Data Systems, Inc. (“TDS”), the parent of U.S. Cellular.  This information includes compensation reported in proxy statements of comparable companies and salary surveys.  The Chairman uses these sources and makes a determination of appropriate sources, companies and ranges for the President and CEO, based on the judgment of the Chairman.

Item 9.01.   Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: August 9, 2007

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibit is filed herewith as noted below.

Exhibit Number	Description of Exhibit

10.1	United States Cellular Corporation 2007 Executive Officer Annual Incentive Plan

99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement